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                                                                    EXHIBIT 3.3

                                     BYLAWS

                                       OF

                          MORTIN INDUSTRIAL GROUP, INC.

                   (Formerly MLX Corp. and Georgia MLX Corp.)



                                    ARTICLE I
                                     OFFICES



         SECTION 1. REGISTERED OFFICE. The corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Georgia as the business of the corporation may require or make desirable.


                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

         SECTION 1. REGULAR MEETINGS. The regular meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in the United States as may be determined by the board of directors, at 11:00 a.m. on such date in April or May of each year, or at such other date and time as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS. (a) Special meetings of the shareholders shall be called by the President or the Secretary (i) when so directed by a majority of the entire board of directors or (ii) upon the written demand of holders of at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of any class of voting shares.

         (b) Promptly after the receipt of written shareholder demands (the "Demand Date") purporting to comply with the provisions of the Georgia Business Corporation Code, as amended from time to time (the "Code"), and these bylaws, the corporation shall engage independent inspectors for the purpose of

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determining the validity of the demand(s) and any revocations thereof. Within 15 days of the Demand Date, such independent inspectors shall deliver to the corporation a written report stating whether the demand comports with the requirements of the Code and these bylaws. If such written report states that the demand is adequate, or if no report is delivered by the independent inspectors within 15 days from the Demand Date, the President or the Secretary of the corporation shall call a special shareholders meeting by mailing notice within 15 days after receipt of the report by said independent inspectors or after the expiration of the reporting period.

         (c) The time, date and place of any special shareholders meeting shall be determined by the board of directors and shall be set forth in the notice of meeting.

         SECTION 3. NOTICE OF MEETINGS. Unless otherwise required by law or specified in the articles of incorporation or these bylaws, written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given, in a manner permitted by applicable law, to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days prior to the date of the meeting. Notice of a special meeting shall include a description of the purpose for which such meeting is called. The form of notice of a meeting shall be as presented by counsel for the corporation and approved by the Chairman. Notice may be waived as provided by law.

         SECTION 4. QUORUM. The holders of a majority of the shares outstanding and entitled to vote thereat (not a majority of each class of voting shares), present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders (except as otherwise provided by law, the articles of incorporation or these bylaws). If a quorum is not present at any meeting of the shareholders, the holders of a majority of the shares present (in person or represented by proxy) and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5. VOTING. Unless otherwise provided by law, the articles of incorporation, or board resolutions setting forth the preferences and other rights, restrictions or limitations of any class or series of preferred stock, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a shareholders meeting. Unless the articles of

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incorporation, these bylaws, a resolution of the board of directors or applicable law require a different vote, action on a matter presented for consideration at a meeting where a quorum is present, shall be approved as follows: (a) directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and (b) all other matters shall be approved if the votes cast within the applicable voting group (as defined by applicable law) favoring the action exceed the votes cast opposing the action.

         A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form. An appointment of a proxy is valid for eleven months unless a shorter or longer period is expressly provided in the appointment form.

         SECTION 6. SHAREHOLDER PROPOSALS. (a) No shareholder proposal or resolution (each a "Shareholder Proposal"), whether purporting to be binding or non-binding on the corporation or its board of directors, shall be considered at any annual or special meeting of the shareholders unless:

                 (i) If such Shareholder Proposal relates solely to the nomination and election of directors, it satisfies the requirements of Article III, Section 3 hereof; or

                 (ii) With respect to any Shareholder Proposal to be considered at a special shareholders meeting called pursuant to Article II, Section 2, subsection (a)(i), the shareholder(s) proposing to make such Shareholder Proposal provided the information set forth in subsection (b) of this Section 6 to the board of directors within 14 days after the date of the notice calling such special shareholders meeting (or if less than 21 days notice of the meeting is given to shareholders, such information was delivered to the President not later than the close of the seventh day following the date on which the notice of the shareholders' meeting was mailed); or

                 (iii) With respect to any Shareholder Proposal to be considered at a special shareholders meeting called pursuant to Article II, Section 2, subsection (a)(ii) hereof, the shareholder(s) proposing to make such


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                        Shareholder Proposal provided the information set forth
                        in subsection (b) of this Section 6 to the board of directors concurrently with the filing of the initial demand by shareholders relating to such special shareholders meeting; or

                 (iv) With respect to any Shareholder Proposal to be considered at any regular meeting of shareholders, other than as described in clause (i) hereof, the shareholder(s) proposing to make such Shareholder Proposal provided the information set forth in subsection (b) of this Section 6 to the board of directors between 90 to 120 days prior to the regular meeting at which they wish the Shareholder Proposal to be considered.

For the purposes of determining whether information was provided at the times or within the specified periods, the date of the applicable meeting shall be as set forth in the notice of meeting given by the corporation, and such times and periods will be determined without regard to any postponements, deferrals or adjournments of such meeting to a later date.

         (b) The following information must be provided to the board of directors, within or at the times specified above, in order for the Shareholder Proposal to be considered at the applicable shareholders meeting.

                 (i) The Shareholder Proposal, as it will be proposed, in full text and in writing;

                 (ii) The purpose(s) for which the Shareholder Proposal is desired and the specific meeting at which such proposal is proposed to be considered;

                 (iii) The name(s), address(es), and number of shares held of record by the shareholder(s) making such Shareholder Proposal (or owned beneficially and represented by a nominee certificate on file with the corporation;

                 (iv) The number of shares that have been solicited with regard to the Shareholder Proposal and the number of shares the holders of which have agreed (in writing or otherwise) to vote in any specific fashion on said Shareholder Proposal; and

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                 (v)    A written statement by said shareholder(s) that they
                        intend to continue ownership of such voting shares through the date of the meeting at which said Shareholder Proposal is proposed to be considered.

         (c) Failure to fully comply with the provisions of this Section 6 shall bar discussion of and voting on the Shareholder Proposal at the applicable regular or special shareholders meeting. Any Shareholder Proposal that does not comply with the requirements of this Section 6 shall be disregarded by the chairman of the meeting, and any votes cast in support of the Shareholder Proposal, unless the Shareholder Proposal has been validly submitted by another shareholder, shall be disregarded by the chairman of such meeting.

         (d) The provisions in this Section 6 shall be read in accordance with and so as not to conflict with the rules and regulations promulgated by the Securities and Exchange Commission and any stock exchange or quotation system upon which the corporation's shares are traded. Nothing in these bylaws shall be deemed to require the consideration at any meeting of shareholders of any Shareholder Proposal that, pursuant to law, the corporation may refuse to permit consideration thereof.

         SECTION 7. LIST OF SHAREHOLDERS; INSPECTION OF RECORDS. (a) The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each.

         (b) Shareholders are entitled to inspect the corporate records as and to the extent provided by the Code.


                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not (by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.


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         SECTION 2. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole board shall be not less than five nor more than ten, the number thereof to be determined from time to time by resolution of the board of directors. Except as hereinafter provided with respect to filling vacancies on the board, the directors shall be elected by the shareholders at an annual meeting or at a special meeting called for that purpose (in the event of a failure to elect them at an annual meeting) as provided in Article II hereof, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death. Directors shall be natural persons who have attained the age of 21 years, but need not be residents of the State of Georgia or shareholders of the corporation.

         SECTION 3. NOMINATIONS. (a) If any shareholder intends to nominate or cause to be nominated any candidate for election to the board of directors (other than any candidate to be sponsored by and proposed at the instance of the management), such shareholder shall notify the President by first class registered mail sent not less than 14 nor more than 50 days before the scheduled meeting of the shareholders at which directors will be elected. However, if less than 21 days notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the President not later than the close of the seventh day following the date on which the notice of the shareholders' meeting was mailed. Such notification shall contain the following information with respect to each nominee, to the extent known to the shareholder giving such notification:

            (1) Name, address and principal present occupation;

            (2) To the knowledge of the shareholder who proposed to make such nomination, the total number of shares that may be voted for such proposed nominee;

            (3) The names and address of the shareholders who propose to make such nomination, and the number of shares of the corporation owned by each of such shareholders; and

            (4) The following additional information with respect to each nominee: age, past employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings

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                (including threatened involvement), relationship to and
                agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries and affiliates) intending to make such nomination, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation), and all additional information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his election as a director, regardless of the applicability of such provisions of the Exchange Act.

         (b) Any nominations not in accordance with the provisions of this
Section 3 may be disregarded by the chairman of the meeting, and upon instructions by the chairman, votes cast for each such nominee shall be disregarded. In the event, however, that a person should be nominated by more than one shareholder, and if one such nomination complies with the provisions of this Section 3, such nomination shall be honored, and all shares voted for such nominee shall be counted.

         SECTION 4. VACANCIES. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal from office by the shareholders (except as provided in Section 9 of this Article), may be filled by the board of directors or by a majority of the directors then in office (if the directors remaining in office constitute less than a quorum), and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

         SECTION 5. MEETINGS AND NOTICE. The board of directors of the corporation may hold meetings, both regular and special,

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either within or without the State of Georgia. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by the Chairman or any three directors upon two day's notice given in a manner permitted by law. Special meetings of the board may be called by the Chairman or by any three directors upon two day's notice given in a manner permitted by law. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Such notice may be waived as provided by law. Unless otherwise provided by law, the articles of incorporation of these bylaws, directors may participate in a meeting of the board, or any committee thereof, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person. The board of directors shall hold an annual meeting for the election of officers of the corporation as soon as practicable after the annual meeting of the shareholders shall have been held. Such meeting may be held at the registered office of the corporation or at such other place as may be designated in the notice.

         SECTION 6. QUORUM. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, by these bylaws or by contract. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. CONSENT OF DIRECTORS. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director or committee member, and the writing or writings are delivered to the corporation for inclusion in the minutes for filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the board or committee, as the case may be.

         SECTION 8. COMMITTEES. The board of directors may by resolution create one or more committees and appoint one or more members of the board of directors to serve on them. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of

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such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, subject to limitations imposed by law or the articles of incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         SECTION 9. REMOVAL OF DIRECTORS. No member of the board of directors of the corporation may be removed, except for cause, unless the removal is voted upon at a duly held meeting of the shareholders called for such purpose at which holders of at least seventy-five percent (75%) of the shares entitled to vote at an election of directors vote for any such removal of a director or directors.

         SECTION 10. COMPENSATION OF DIRECTORS. Directors shall be entitled to such compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.


                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be chosen by the board of directors and shall be a Chairman, a President (each of whom shall be chosen from among the members of the board of directors), one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation or these bylaws to be executed, acknowledged or verified by two or more officers. The board of directors shall, from time to time, designate one of the officers of the corporation as the Chief Executive Officer of the corporation. The board of directors may further, from time to time, but shall not be obligated to, designate one of the officers of the corporation as the Chief Operating Officer of the corporation and may, from time to time, but shall not be obligated to, designate one of the officers of the corporation as


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the Chief Financial Officer. The board of directors may appoint such other officers and agents as it shall deem necessary.

         SECTION 2. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

         SECTION 3. TERM OF OFFICE. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board of directors at the first meeting of the board following the regular meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time, and the Chairman may appoint Assistant Secretaries and Assistant Treasurers for terms of less than one year. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         SECTION 4. REMOVAL. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

         SECTION 5. VACANCIES. Any vacancy in an office, existing for any reason, may be filled by the board of directors.

         SECTION 6. POWERS AND DUTIES. Except as otherwise provided by law, the articles of incorporation or these bylaws, or as hereinafter provided, the officers of the corporation shall each have such powers and duties as from time to time may be conferred by the board of directors.

         (a) Chairman. The Chairman shall preside as chairman at all meetings of the board of directors and of the shareholders, and shall have such other authority and duties as the board of directors or these bylaws shall provide.


         (b) President. The President shall perform such duties as may be prescribed by the board of directors. In the event of the absence or inability of the Chairman to act, the President shall have the powers and duties of the Chairman.

         (c) Vice President. It shall be the duty of each Vice President to do and perform all of the duties required by him by the board of directors. In the event of the absence or inability of the President to act or a vacancy in the office, the duties of the President shall devolve upon the respective Vice Presidents in the order designated by the board of directors.


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         (d) Secretary. It shall be the duty of the Secretary to keep a correct record of all of the proceedings of the meetings of the stockholders and of the board of directors; to give, or cause to be given, notice of all meetings of the shareholders; to keep, or cause to be kept, books for the record and transfer of stock, to issue certificates of stock when duly authorized to do so, and to attest the same, together with all other instruments of the corporation requiring attention; to have charge of the corporate seal of the corporation and to affix the same to instruments as he may be directed and authorized; and in general to perform such other duties as pertain to the office of secretary of a corporation, and all duties imposed upon him by these bylaws, as well as those required of him by the board of directors.

         (e) Assistant Secretary. The Assistant Secretary shall have such powers and perform such duties as shall from time to time be assigned to him by the board of directors and/or the Chairman. In the absence of the Secretary or in the case of his inability to act, the Assistant Secretary shall possess the powers and perform the duties of the Secretary, subject to control by the board of directors.

         (f) Treasurer. It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the corporation which may come into his hands; to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper; to deposit the same to the credit of the corporation in such bank or banks or depository or depositories as the board of directors may designate. The Treasurer may endorse all commercial documents requiring endorsement for or on behalf of the corporation; he may sign all receipts and vouchers for payments made to the corporation; he shall render a statement of his cash account to the board of directors as often as they shall require the same; he shall keep or cause to be kept, in books regularly kept for that purpose, full and adequate account of all monies received and paid by him on account of the corporation; and shall keep or cause to be kept, accurate and true accounts of all the corporation's business transactions; he shall at all reasonable times exhibit his books and accounts to any director of the corporation, upon application, at the office of the corporation during regular business hours; and he shall perform all acts incident to the position of Treasurer, subject to the control of the board of directors. In the event of the absence or inability of the Vice President(s) or a vacancy in the office, the duties of the Vice President shall devolve upon the Treasurer and, in the event of the absence or inability of the Treasurer or a vacancy in that office, upon the Secretary.

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         (g) Assistant Treasurer. The Assistant Treasurer shall have such power and shall perform such duties as shall be assigned to him from time to time by the Treasurer or the board of directors or the Chairman. In the absence of the Treasurer or in the case of his inability to act, the Assistant Treasurer shall possess the powers and perform the duties of the Treasurer, subject to the control of the board of directors.

         (h) Bonds and Sureties. If required by the board of directors, any officer or employee shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         (i) Signatures. The signature of any officer, employee or agent upon any document of the corporation may be made by facsimile or machine signature under such limitations and circumstances as the board of directors or any appropriate committee of the board of directors may provide from time to time.


         SECTION 7. VOTING SECURITIES OF CORPORATION. Unless otherwise provided by the board of directors, the Chairman, and in his absence, the President, shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.


                                    ARTICLE V
                                 INDEMNIFICATION


         SECTION 1. RIGHT OF INDEMNIFICATION. The corporation shall indemnify each of its current and former officers, directors, employees and agents (and the heirs and legal representatives of such officers and directors) to the maximum extent permitted by applicable law.

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         SECTION 2. ADVANCE OF EXPENSES. The corporation shall advance expenses incurred by a current or former officer or director with respect to any proceeding for which indemnification is available if such officer or director complies with the provisions of applicable law.

         SECTION 3. RIGHTS OF INDEMNIFICATION CUMULATIVE. The rights of indemnification provided in this Article V shall be in addition to any rights to which any director or officer or other person may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise, and shall be in addition to the power of the corporation to purchase and maintain insurance with respect to any director, officer or other person.


                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         SECTION 1. FORM OF CERTIFICATE. Every holder of record of fully-paid shares in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe signed by the Chairman, President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, sealed with the corporate seal of the corporation. Where any such certificate is signed
(i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting for the corporation and a registrar, the signature of the Chairman, President, or any Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the corporation upon such certificate may be a facsimile engraved or printed thereon. In case any such officer who has signed or whose facsimile signature has been used on any such certificate shall have ceased to be such officer before such certificate is delivered by the corporation, such certificate may nevertheless be issued and delivered with the same effect as if such officer had not ceased to be such officer. The name of the person to whom any certificate is issued, with the number of shares represented thereby, and the date of issue of the certificate shall be entered into a book or books to be kept for that purpose.

         SECTION 2. LOST CERTIFICATES. The corporation may issue a new certificate in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance satisfactory to the corporation, of that fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation may, in its discretion and as a condition precedent

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to the issuance thereof, together with such other conditions precedent that it may reasonably require, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFERS. (a) Transfers of capital shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

         (b) Except as otherwise provided by law or as provided elsewhere herein, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         (c) Capital shares may be transferred by delivery of the certificates thereof, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine, as the corporation, at its option, may request, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

         (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of incorporation concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscriptions or other agreement by which the corporation is bound.

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         SECTION 4. RECORD DATE. the stock transfer books shall not be closed at any time for any purpose unless otherwise required by law, but in order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express any consent or demand with respect to any corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of shares to bear the signature or signatures of any of them.


                                   ARTICLE VII
                            CONVEYANCE OF REAL ESTATE

         All transfers and conveyances of real estate shall be made by the corporation, under seal, in accordance with the orders of the board of directors, and shall be signed by the Chairman, President, any Vice President or Treasurer and attested by the Secretary.

                                  ARTICLE VIII
                                   MINUTE BOOK

         The articles of incorporation and all amendments thereto, the proceedings of all regular and special meetings of stockholders and directors, the bylaws and all amendments thereto, and reports of any committees of directors shall be recorded in the corporation's minute book. The minutes of each meeting shall be signed by the Secretary and attested by the Chairman or President depending upon who presides.



                                   ARTICLE IX
                                   CONTRACTS

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

         All contracts for the purchase of supplies or property or the sale of products or property of the corporation in the regular course of business, shall be executed on behalf of the corporation by the Chairman, President, any Vice President or Treasurer.

         All other contracts, bills of sale, mortgages, guaranties, deeds, assignments, leases and all evidences of debt other than checks, bills of exchange, trade acceptances and drafts, shall be signed by the Chairman, President, any Vice President or Treasurer and the Secretary or Assistant Secretary, except as otherwise provided by resolution of the board of directors of the corporation.

         No check or other instrument for the payment of money to the corporation shall be endorsed otherwise than for deposit to the credit of the corporation. All checks of the corporation shall be drawn to order. Each bank account of the corporation shall be established or continued by resolution of the board of directors, a certified copy of which shall be filed with the bank, and shall provide that the funds on deposit therein shall be withdrawn only upon checks signed by any of the officers of the corporation specified in such resolution.


                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 1. DISTRIBUTION. Distributions upon shares of the corporation, subject to the provisions, if any, of the articles of incorporation, or any lawful agreement among shareholders, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash or in property, subject to applicable provisions of the articles of incorporation. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distribution such sum or sums as the board from time to time, in its sole and absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall deem conducive to the interest of the corporation, and the board may modify or abolish any such reserve in its sole and absolute discretion.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 of each year.

         SECTION 3. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

         SECTION 4. SAVINGS CLAUSE. To the extent these bylaws conflict with any provision of any state or federal law as such laws may be amended from time to time, these bylaws shall be construed so as not to conflict with said law, and any discretionary actions made hereunder shall be made in accordance with applicable law.


                                   ARTICLE XI
                                   AMENDMENTS


         The board of directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws, including the fixing of directors as permitted by law, at any meeting of the directors by a vote of the majority of the members thereof, provided that notice of the proposed amendment or repeal shall have been given in the notice or waiver of notice of such meeting of the board and provided further that the maximum and minimum number of directors specified in
Article III, Section 2 of these bylaws may be amended only upon the vote of not less than eighty percent (80%) of the members thereof.




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